EXHIBIT 99.2

For Immediate Release
May 5, 2005

Financial Contact: L. Nash Allen, Jr., 662-680-2330
Media Contact: Randy Burchfield, 662-620-4302

BancorpSouth , Inc. CEO to Present at Gulf South Conference

TUPELO, MISS.- BancorpSouth, Inc. ( NYSE:BXS) Chairman and CEO Aubrey Patterson and other members of management will make a presentation to bank stock analysts at the Gulf South Bank Conference at the Ritz Carlton Hotel in New Orleans, Louisiana Tuesday, May 10, 2005 at 1:35 p.m. CDT.

A live webcast of the presentation will be available at the company’s internet site (www.bancorpsouth.com). This will be an interactive session between management and those analysts attending the conference; others may listen to the live broadcast. The conference also will be available in archived format at the same address.

BancorpSouth is a $10.8 billion-asset bank holding company. The company operates approximately 250 banking and mortgage locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas. In addition to providing traditional banking services, credit cards, mortgages, trust and fiduciary services, the company provides investment services through its subsidiary BancorpSouth Investment Services, Inc. and insurance services through its subsidiary BancorpSouth Insurance Services, Inc. BancorpSouth’s common stock is traded on the New York Stock Exchange under the trading symbol BXS.

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